Exhibit 1(v)

TWENTY-FIRST AMENDMENT DATED JUNE 5, 2017

TO JANUS ASPEN SERIES’

AMENDED AND RESTATED TRUST INSTRUMENT

DATED MARCH 18, 2003

AND AMENDED DECEMBER 29, 2005

Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective June 5, 2017, to reflect the name changes of each series of Janus Aspen Series.

SCHEDULE A

Series of the Trust	Available Classes

Janus Henderson Balanced Portfolio	Institutional Shares
Service Shares

Janus Henderson Enterprise Portfolio	Institutional Shares
Service Shares

Janus Henderson Flexible Bond Portfolio	Institutional Shares
Service Shares

Janus Henderson Forty Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Technology Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Research Portfolio	Institutional Shares
Service Shares

Janus Henderson Overseas Portfolio	Institutional Shares
Service Shares

Janus Henderson Research Portfolio	Institutional Shares
Service Shares

Janus Henderson U.S. Low Volatility Portfolio	Service Shares

Janus Henderson Mid Cap Value Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Allocation Portfolio – Moderate	Institutional Shares
Service Shares

Janus Henderson Global Unconstrained Bond Portfolio	Institutional Shares
Service Shares

Janus Henderson Global Bond Portfolio	Institutional Shares
Service Shares
[SEAL]